UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2015

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers
On March 5, 2015, United Insurance Holdings Corp. (the Company) announced that Mr. Jay Williams has stepped down from the position of Vice President of Sales and Agency Relations of the Company effective March 2, 2015.

The Company also announced that Mr. Deepak Menon, Vice President of Operations and Business Development, will oversee the Sales and Agency Relations team at the Company while the Company conducts a search for Mr. Williams' replacement.

In connection with his separation from the Company, Mr. Williams' unvested restricted stock grants of 3,279 shares and 2,037 shares for the fiscal 2013 and 2014 performance periods, respectively, that were issued under the Company’s 2013 Omnibus Incentive Plan will vest immediately in accordance with the terms of the Restricted Stock Award agreements entered into with Mr. Williams during his tenure with the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ Brad Martz
Name:     Brad Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: March 5, 2015